Filed Pursuant to Rule 424(b)(5)

Registration No. 333-279516

PROSPECTUS SUPPLEMENT

(to the Prospectus dated May 30, 2024)

3,939,394 Shares of Common Stock

Pursuant to this prospectus supplement, the accompanying prospectus and the securities purchase agreements dated September 19, 2024 (the “Securities Purchase Agreements”), we are offering 3,939,394 shares of our common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $1.65 per share.

In a concurrent private placement, we are also selling, to the same accredited investors that received shares of Common Stock pursuant to this prospectus supplement, warrants (“Warrants”) to purchase up to 3,939,394 shares of Common Stock. The Warrants have an exercise price of $1.84 per share and are exercisable for a period of five (5) years from the date that is six (6) months following the date of the issuance. The Warrants, and the shares of Common Stock issuable upon exercise of the Warrants, are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), are not being registered under the Securities Act at this time or offered pursuant to this prospectus supplement and the accompanying prospectus.

Additionally in a separate, exempt, unregistered concurrent private placement, Lindsay A. Rosenwald, M.D., the Company’s Chairman, President and Chief Executive Officer (the “Chief Executive Officer”), will be purchasing shares of Common Stock and Warrants on substantially the same terms as the other purchasers in this offering, except that he will be purchasing the Warrants for $0.125 per Warrant and the Common Stock at a price per share of $1.84, which is equal to the consolidated closing bid price immediately preceding the time we entered into the Securities Purchase Agreements. The Warrants are more fully described in the section of this Prospectus Supplement titled “Private Placement Transactions.”

We have engaged A.G.P./Alliance Global Partners (the “Placement Agent”) as our exclusive placement agent in connection with this offering. The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agent is not purchasing or selling any of the securities we are offering, and the Placement Agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the Placement Agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus supplement and the accompanying base prospectus. We will bear all costs associated with the offering. See “Plan of Distribution” beginning on page S-19 of this prospectus supplement for more information regarding these arrangements.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “FBIO.” On September 19, 2024, the last trading day before our entry into the Securities Purchase Agreements providing for the sale of the shares of Common Stock, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $1.84 per share. There is no established public trading market for the Warrants being sold in the concurrent private placements, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Warrants on any national securities exchange or other nationally recognized trading market. Without an active market, the liquidity of the Warrants will be limited.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and page 3 of the accompanying prospectus as well as the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and in the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks and uncertainties you should carefully consider before investing in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price	$1.65	$6,500,000
Placement agent fees(1)	$0.1155	$443,450
Proceeds, before expenses, to us(2)	$1.5345	$6,056,550

(1) We have agreed to pay the Placement Agent a cash placement commission equal to 7.0% of the aggregate proceeds from the sale of the shares of Common Stock sold in this offering, except for the sale of certain shares of Common Stock. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering. See “Plan of Distribution” beginning on page S-19 for additional information regarding the compensation to be paid to the Placement Agent.

(2) The amount of the offering proceeds to us presented in this table does not take into account the proceeds from our concurrent private placements or the exercise of any of the Warrants being issued in the concurrent private placements.

We expect to deliver the securities to the investors on or about September 23, 2024, subject to the satisfaction of certain closing conditions.

A.G.P.

The date of this prospectus supplement is September 19, 2024

PROSPECTUS SUPPLEMENT

PROSPECTUS

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and the Common Stock, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part is the accompanying base prospectus, which gives more general information about securities we may offer from time to time, some of which may not apply to this offering of Common Stock and accompanying warrants. Generally, when we refer only to the “prospectus” we are referring to both this prospectus supplement and the accompanying base prospectus combined. If the information relating to this offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Please read “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference in this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference in this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

Unless otherwise indicated in this prospectus supplement or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “Fortress” refer to Fortress Biotech, Inc. individually, to one or more of its subsidiaries and/or partner companies, or to all such entities as a group, as dictated by context. Generally, “subsidiary” refers to a private Fortress subsidiary, “partner company” refers to a public Fortress subsidiary, and “partner” refers to entities with whom one of the foregoing parties has a significant business relationship, such as an exclusive license or an ongoing product-related payment obligation. The context in which any such term is used throughout this document, however, may dictate a different construal from the foregoing.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents that we incorporate by reference, contains predictive or “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of current or historical fact contained in this prospectus, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements.

These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from:

•	our growth strategy;
•	financing and strategic agreements and relationships;
•	our need for substantial additional funds and uncertainties relating to financings;
•	our ability to identify, acquire, close and integrate product candidates successfully and on a timely basis;
•	our ability to attract, integrate and retain key personnel;
•	the early stage of products under development;
•	the results of research and development activities;
•	uncertainties relating to preclinical and clinical testing;
•	the ability to secure and maintain third-party manufacturing, marketing and distribution of our and our partner companies’ products and product candidates;
•	government regulation;
•	patent and intellectual property matters; and
•	competition.

You should read this prospectus supplement and the documents that we reference herein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus supplement and any document incorporated by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement, the accompanying prospectus and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is a summary, it may not contain all of the information that may be important to you and to your investment decision. The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto included elsewhere in this prospectus supplement and the documents incorporated herein by reference and other documents to which we refer. You should read “Risk Factors” beginning on page S-3 of this prospectus supplement, as well as the information appearing under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and “Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, as may be updated by our subsequently filed Securities Exchange Act reports of 1934, as amended (the “Exchange Act”), for more information about important risks that you should consider carefully before buying our securities.

Overview

Fortress Biotech, Inc. (“Fortress” or the “Company”) is a biopharmaceutical company focused on acquiring and advancing assets to enhance long-term value for shareholders through product revenue, equity holding and dividend and royalty revenue streams. Fortress works in concert with its extensive network of key opinion leaders to identify and evaluate promising products and product candidates for potential acquisition. We have executed arrangements in partnership with some of the world’s foremost universities, research institutes and pharmaceutical companies, including City of Hope National Medical Center, Fred Hutchinson Cancer Center, Dana-Farber Cancer Institute, Nationwide Children’s Hospital, Cincinnati Children’s Hospital Medical Center, Columbia University, the University of Pennsylvania, AstraZeneca plc., and Dr. Reddy’s Laboratories, Ltd.

Business Strategy

Following the exclusive license or other acquisition of the intellectual property underpinning a product or product candidate, Fortress leverages its business, scientific, regulatory, legal and financial expertise to help the partners achieve their goals. Partner companies then assess a broad range of strategic arrangements to accelerate and provide additional funding to support research and development, including joint ventures, partnerships, out-licensings, and public and private financings. To date, four partner companies are publicly-traded, and three have consummated strategic partnerships with industry leaders AstraZeneca plc, as successor-in-interest to Alexion Pharmaceuticals, Inc. (“AstraZeneca”), and Sentynl Therapeutics, Inc (“Sentynl”).

Our subsidiary and partner companies that are pursuing development and/or commercialization of biopharmaceutical products and product candidates are: Avenue Therapeutics, Inc. (Nasdaq: ATXI, “Avenue”), Baergic Bio, Inc. (“Baergic” a subsidiary of Avenue), Cellvation, Inc. (“Cellvation”), Checkpoint Therapeutics, Inc. (Nasdaq: CKPT, “Checkpoint”), Cyprium Therapeutics, Inc. (“Cyprium”), Helocyte, Inc. (“Helocyte”), Journey Medical Corporation (Nasdaq: DERM, “Journey” or “JMC”), Mustang Bio, Inc. (Nasdaq: MBIO, “Mustang”) and Oncogenuity, Inc. (“Oncogenuity”).

Corporate Information

Our principal executive offices are located at 1111 Kane Concourse, Suite 301, Bay Harbor Islands, FL 33154, and our telephone number is 781-652-4500. We maintain a website on the Internet at www.fortressbiotech.com and our e-mail address is info@fortressbiotech.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act are available, free of charge, under the Investor Relations tab of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC also maintains an Internet website located at www.sec.gov that contains the information we file or furnish electronically with the SEC. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement, and you should not consider it part of this prospectus supplement.

THE OFFERING

Issuer:	Fortress Biotech, Inc.

Common Stock Offered by Us:	3,939,394 shares of Common Stock

Common Stock Outstanding Prior to the Offering	22,848,305 shares of Common Stock

Common Stock Outstanding After the Offering	26,787,699 shares of Common Stock

Offering Price:	$1.65 per share of Common Stock

Use of Proceeds:

We estimate the net proceeds from this offering will be approximately $6.0 million, after deducting placement fees and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering for our operations, including, but not limited to, general corporate purposes, which may include research and development expenditures, clinical trial expenditures, license or acquisition of new products, and working capital.

Lock-up:	Our directors and officers have agreed to enter into lock-ups restricting the transfer of shares of or relating to our capital stock for 60 days after the closing of this offering subject to certain customary exceptions. This lock-up period applies to any shares the executive officers and directors may purchase in this offering.

Concurrent Private Placements	In a concurrent private placement, we are issuing to the same accredited investors purchasing shares of our Common Stock in this offering, Warrants to purchase up to 3,939,394 shares of Common Stock at an exercise price of $1.84 per share, exercisable for a period of five years from the date that is six (6) months form the date of their issuance. Additionally in a separate, exempt, unregistered concurrent private placement, our Chief Executive Officer will be purchasing 763,359 shares of Common Stock and 763,359 Warrants on substantially the same terms as the other purchasers in this offering, except that he will be purchasing the Warrants for $0.125 per Warrant and the shares at a price per share of $1.84, which is the consolidated closing bid price immediately preceding the time we entered into the Securities Purchase Agreement and Warrants. The Warrants and the shares of Common Stock issuable upon the exercise of the Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. See “Private Placement Transactions” below.

Risk Factors:	Investing in our securities involves a high degree of risk. You should carefully consider each of the risks described under the caption “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Nasdaq Capital Market Symbol:	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “FBIO.”

The number of shares of our Common Stock to be outstanding after this offering is based on 22,848,305 shares of our Common Stock outstanding as of September 18, 2024 and excludes as of that date:

•	187,500 shares of Common Stock underlying unvested Restricted Stock Units;
•	80,999 shares of Common Stock underlying deferred Restricted Stock Units;
•	132,439 shares of Common Stock underlying deferred Restricted Stock Awards;
•	558,896 shares of Common Stock issuable upon the exercise of stock options with a weighted average exercise price of $2.32 per share;
•	9,275,929 shares of Common Stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $2.35 per share;
•	3,939,394 shares of Common Stock issuable upon exercise of the Warrants being issued in the concurrent private placement;
•	763,359 shares of Common Stock issuable upon exercise of the Warrants being issued in the separate, exempt, unregistered concurrent private placement; and
•	763,359 unregistered shares of Common Stock sold in the separate, exempt, unregistered concurrent private placement.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding warrants or options or settlement of outstanding restricted stock units, described above.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and in our Quarterly Reports on Form 10-Q for the quarters ended March 30, 2024 and June 30, 2024, including the consolidated financial statements and the related notes, as well as the risks, uncertainties and other information set forth in the reports and other materials filed or furnished by our partner companies Avenue, Checkpoint, Journey and Mustang with the SEC, before deciding to invest in our securities, as well as any amendment or update to our risk factors in subsequent filings with the SEC, and other information in our consolidated financial statements, all of which are incorporated by reference into this prospectus supplement. If any of the following risks, the risk factors incorporated by reference hereto, or the risks included in the public filings of Avenue, Checkpoint, Journey or Mustang were to materialize, our business, financial condition, results of operations, and future growth prospects could be materially and adversely affected. In that event, the market price of our securities could decline, and you could lose part of or all of your investment in our securities. In addition, you should be aware that the below stated risks should be read as being applicable to our subsidiaries and partner companies such that, if any of the negative outcomes associated with any such risk is experienced by one of our subsidiaries or partner companies, the value of Fortress’ holdings in such entity may decline.

Risks Related to this Offering and Our Securities

This is a reasonable best efforts offering, with no minimum amount of securities required to be sold, and we may sell fewer than all of the securities offered hereby.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to closing of this offering, the actual offering amount is not presently determinable and may be substantially less than the maximum amount set forth on the cover page of this prospectus supplement. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

The market for our Common Stock may not provide investors with adequate liquidity.

The Common Stock is currently listed on The Nasdaq Capital Market. However, the trading market for the Common Stock may not be maintained and may not provide investors with adequate liquidity. The liquidity of the market for the Common Stock depends on a number of factors, including prevailing interest rates, our financial condition and operating results, the number of holders of the Common Stock, the market for similar securities and the interest of securities dealers in making a market in the Common Stock. We cannot predict the extent to which investor interest in our Company will maintain the trading market in our Common Stock, or how liquid that market will be. If an active market is not maintained, investors may have difficulty selling shares of our Common Stock.

Our revenues, operating results and cash flows may fluctuate in future periods, and we may fail to meet investor expectations, which may cause the price of our Common Stock to decline.

Variations in our quarterly and year-end operating results are difficult to predict, and our income and cash flows may fluctuate significantly from period to period. If our operating results fall below the expectations of investors or securities analysts, the price of our Common Stock could decline substantially. Specific factors that may cause fluctuations in our operating results include:

•	demand and pricing for our products;
•	government or commercial healthcare reimbursement policies;
•	physician and patient acceptance of any of our products;
•	introduction of competing products;
•	our operating expenses which fluctuate due to growth of our business;
•	timing and size of any new product or technology acquisitions we may complete; and
•	variable sales cycle and implementation periods for our products.

The market price of our Common Stock could be substantially affected by various factors.

The market price of the Common Stock depends on many factors, which may change from time to time, including:

•	prevailing interest rates, increases in which may have an adverse effect on the market price of the Common Stock;
•	trading prices of similar securities;
•	general economic and financial market conditions;
•	government action or regulation;
•	the financial condition, performance and prospects of us and our competitors;
•	changes in financial estimates or recommendations by securities analysts with respect to us or our competitors in our industry;
•	our issuance of preferred equity or debt securities; and
•	actual or anticipated variations in quarterly operating results of us and our competitors.

As a result of these and other factors, holders of the Common Stock may experience a decrease, which could be substantial and rapid, in the market price of the Common Stock, including decreases unrelated to our operating performance or prospects.

We have never paid and currently do not intend to pay cash dividends on our Common Stock in the near future. As a result, capital appreciation, if any, will be your sole source of gain.

We have never paid cash dividends on our Common Stock, or made stock dividends, and we currently intend to retain future earnings, if any, to fund the development and growth of our businesses, and retain our stock positions. In addition, the terms of existing and future debt agreements may preclude us from paying cash of stock dividends. Equally, each of our affiliates and partners is governed by its own board of directors with individual governance and decision-making regimes and mandates to oversee such entities in accordance with their respective fiduciary duties. As a result, we alone cannot determine the acts that could maximize value to you of such affiliates/partners in which we maintain ownership positions, such as declaring cash or stock dividends. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

A substantial number of shares of our Common Stock could be sold into the public market in the near future, which could depress our stock price.

Sales of substantial amounts of Common Stock in the public market could reduce the prevailing market prices for our Common Stock. Substantially all of our outstanding Common Stock is eligible for sale as are shares of Common Stock issuable under vested and exercisable stock options. If our existing stockholders sell a large number of shares of our Common Stock, or the public market perceives that existing stockholders might sell shares of Common Stock, the market price of our Common Stock could decline significantly. These sales might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds from this offering for our operations, including, but not limited to, general corporate purposes, which may include research and development expenditures, clinical trial expenditures, license or acquisition of new products, and working capital. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our Common Stock to decline, and delay our growth strategy, including but not limited to, the development and commercialization of our and our subsidiaries’ product candidates.

Some of our executives, directors and principal stockholders can control our direction and policies, and their interests may be adverse to the interests of our other stockholders.

At September 19, 2024, our Chief Executive Officer beneficially owned 19.53% of our issued and outstanding Common Stock. At September 19, 2024, Michael S. Weiss, our Executive Vice Chairman, Strategic Development, beneficially owned 6.54% of our issued and outstanding Common Stock. Our Chief Executive Officer is also purchasing shares of Common Stock and Warrants in a concurrent private placement described under the caption “Private Placement Transactions”. By virtue of their holdings and membership on our Board of Directors, our Chief Executive Officer and Mr. Weiss may individually influence our management and our affairs and may make it difficult for us to consummate corporate transactions such as mergers, consolidations or the sale of all or substantially all of our assets that may be favorable from our standpoint or that of our other stockholders.

If you purchase shares of our Common Stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

Investors purchasing shares of our Common Stock in this offering will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per share. As a result, investors purchasing shares of our Common Stock included in this offering will incur immediate dilution of $2.60 per share, representing the difference between the offering price of $1.65 per share and our as adjusted net tangible book value per share as of June 30, 2024. To the extent outstanding options or warrants to purchase our Common Stock are exercised and to the extent that we issue shares of Common Stock following the closing of this offering, new investors may incur further dilution. For more information on the dilution you may experience as a result of investing in this offering, see the section of this prospectus supplement entitled “Dilution.”

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share paid by any investor in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by any investor in this offering.

We act, and are likely to continue acting, as guarantor and/or indemnitor of the obligations, actions or inactions of certain of our subsidiaries and partner companies. We have also entered into, and may again enter into, certain arrangements with our subsidiaries, partner companies and/or third parties pursuant to which a substantial number of shares of our Common Stock may be issued. Depending on the terms of such arrangements, we may be contractually obligated to pay substantial amounts to third parties, or issue a substantially dilutive number of shares of our Common Stock, based on the actions or inactions of our subsidiaries and/or partner companies, regulatory agencies or other third parties.

We act, and are likely to continue acting, as indemnitor of potential losses or liabilities that may be experienced by one or more of our subsidiaries, partner companies and/or their partners or investors. If we become obligated to pay all or a portion of such indemnification amounts, our business and the market value of our Common Stock and/or debt securities may be materially adversely affected.

For instance, Caelum Biosciences, Inc. (“Caelum”), a former subsidiary of Fortress that was sold to AstraZeneca’s Alexion (“Alexion”) in October 2021, was the defendant in a lawsuit brought by The University of Tennessee Research Foundation (“UTRF”) captioned as University of Tennessee Research Foundation v. Caelum Biosciences, Inc., No. 19-cv-00508, which was pending in the United States District Court for the Eastern District of Tennessee (the “UTRF Litigation”). UTRF brought claims against Caelum, for, inter alia, slander of title and trade secret misappropriation. UTRF alleged that Caelum improperly used (non-patented) trade secrets owned by UTRF in the development of Caelum’s 11-1F4 monoclonal antibody, known as CAEL-101. Under the agreement pursuant to which Alexion acquired Caelum (as amended, the “DOSPA”), Fortress has indemnification obligations of Caelum under certain circumstances, including for certain of Caelum’s legal expenses and potential damages arising out of the UTRF Litigation (with such indemnification capped in the aggregate as to Fortress at the amount of Caelum acquisition proceeds received by Fortress – approximately $57 million to date - and which, at Caelum’s election, may be satisfiable in the form of offsets against future amounts that Caelum may owe Fortress under the DOSPA). Caelum has defended the UTRF Litigation, with Fortress participating in such defense and maintaining a consent right over settlement.

On September 16, 2024, Caelum and UTRF entered into a stipulation filed with the Court pursuant to which UTRF’s claims were dismissed without prejudice. Caelum and UTRF have reached an enforceable settlement in principle and are negotiating a definitive settlement agreement resolving all disputes arising from the UTRF Litigation (the “Caelum-UTRF Settlement Agreement”); upon the execution of such Caelum-UTRF Settlement Agreement and the transfer of certain consideration thereunder, all claims will be dismissed with prejudice. Fortress (on behalf of itself and as Representative on behalf of the other sellers under the DOSPA) and Caelum are also negotiating an amendment to the DOSPA and its indemnification provisions, to be signed prior to execution of the Caelum-UTRF Settlement Agreement. Neither the Caelum-UTRF Settlement Agreement nor the Fortress-Caelum DOSPA amendment is anticipated to involve any out-of-pocket payments by Fortress.

Additionally, we have agreed in the past, and may agree in the future, to act as guarantor in connection with equity or debt raises by our partner companies, pursuant to which we may become obligated either to pay what could be a significant amount of cash or issue what could be a significant number of shares of Common Stock or perpetual preferred stock if certain events occur or do not occur, which could lead to a depletion of resources or dilution to our Common Stock, or both.

CAPITALIZATION

The following table sets forth our cash and capitalization as of June 30, 2024:

•	on an actual basis; and
•	on an as adjusted basis to give effect to the issuance and sale of (a) 3,939,394 shares of Common Stock at an offering price of $1.65 per share and (b) the issuance and sale to the Chief Executive Officer of 763,359 shares of Common Stock at a price of $1.84 per share and Warrants to purchase 763,359 shares of Common Stock at a price of $0.125 per Warrant with an exercise price of $1.84 per share after deducting placement agent fees and estimated offering expenses payable by us and assuming that none of the holders of warrants issued in the concurrent private placements exercise such warrants.

You should read this table together with our financial statements and related notes and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

	June 30, 2024
	(unaudited)
($ in thousands, except share and per share amounts)	Actual	As Adjusted
Cash and cash equivalents	$76,201	$83,620

Notes payable, long-term, net	67,007	67,007

Stockholders’ Equity (Deficit)
Cumulative Redeemable Perpetual Preferred Stock ($0.001 par value), 15,000,000 authorized, 5,000,000 designated Series A shares, liquidation value $25.00 per share
Class A Preferred Stock	3	3
Common Stock ($0.001 par value), 200,000,000 shares authorized
Common Stock shares	23	28
Additional paid-in capital	739,086	746,500
Accumulated deficit	(721,235)	(721,235)
Total Stockholders’ Equity attributed to the company	17,877	25,296
Non-controlling interests	(32,475)	(32,475)
Total Capitalization	$(14,598)	$(7,179)

The number of shares of Common Stock to be outstanding after this offering is based on 22,587,038 shares of our Common Stock outstanding as of June 30, 2024, and excludes as of that date:

•	227,908 shares of Common Stock underlying unvested Restricted Stock Units;
•	80,999 shares of Common Stock underlying deferred Restricted Stock Units;
•	132,439 shares of Common Stock underlying deferred Restricted Stock Awards;
•	558,896 shares of Common Stock issuable upon the exercise of stock options with a weighted average exercise price of $2.32 per share;
•	9,275,929 shares of Common Stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $2.35 per share;
•	220,859 shares issued pursuant to the Company’s at-the-market offering;
•	3,939,394 shares of Common Stock issuable upon exercise of the Warrants being issued in the concurrent private placement; and
•	763,359 shares of Common Stock issuable upon exercise of the Warrants being issued in the separate, exempt, unregistered concurrent private placement.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants or settlement of outstanding restricted stock units, described above.

USE OF PROCEEDS

We estimate that the proceeds from this offering, after deducting estimated offering expenses payable by us and placement agent fees, will be approximately $6.0 million.

We intend to use the net proceeds of this offering and concurrent private placements for our operations, including, but not limited to, general corporate purposes, which may include research and development expenditures, clinical trial expenditures, license or acquisition of new products, and working capital. The timing and amounts of our actual expenditures will depend on several factors. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from an offering. Accordingly, our management will have broad discretion in the application of proceeds. Pending their ultimate use, we intend to invest the net proceeds in a variety of securities, including commercial paper, government and non-government debt securities and/or money market funds that invest in such securities.

DILUTION

Purchasers of the securities offered by this prospectus supplement will suffer immediate and substantial dilution in the net tangible book value per share of the Common Stock they purchase. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of our Common Stock outstanding as of June 30, 2024. Our net tangible book value as of June 30, 2024 was approximately $(33.3) million, or $(1.47) per share of our Common Stock.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our Common Stock immediately after this offering. After giving effect to the sale of 3,939,394 shares of our Common Stock offered hereby at the offering price of $1.65 per share, and after deducting the estimated placement agent fees and the estimated expenses payable by us and assuming that none of the holders of warrants issued in the offering exercise their warrants following the closing of this offering, our net tangible book value as of June 30, 2024 would have been approximately $(27.3) million, or $(0.95) per share of Common Stock. This represents an immediate increase in net book value of $0.53 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.60 per share to new investors participating in this offering.

The following table illustrates this calculation on a per share basis:

Offering price per share		$1.65
Net tangible book value per share as of June 30, 2024	$(1.47)
Increase in net tangible book value per share attributable to new investors in this offering	$0.53
As adjusted net tangible book value per share after giving effect to this offering		$(0.95)
Dilution in net tangible book value per share to new investors		$2.60

The number of shares of our outstanding Common Stock reflected in the discussion and table above is based on 22,587,038 shares of Common Stock outstanding as of June 30, 2024, and excludes as of that date:

•	227,908 shares of Common Stock underlying unvested Restricted Stock Units;
•	80,999 shares of Common Stock underlying deferred Restricted Stock Units;
•	132,439 shares of Common Stock underlying deferred Restricted Stock Awards;
•	558,896 shares of Common Stock issuable upon the exercise of stock options with a weighted average exercise price of $2.32 per share;
•	9,275,929 shares of Common Stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $2.35 per share;
•	220,859 shares issued pursuant to the Company’s at-the-market offering;
•	3,939,394 shares of Common Stock issuable upon exercise of the Warrants being issued in the concurrent private placement; and
•	763,359 shares of Common Stock issuable upon exercise of the Warrants being issued in the separate, exempt, unregistered concurrent private placement.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants or settlement of outstanding restricted stock units, described above.

To the extent that outstanding options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY

We have never paid cash dividends to the holders of our Common Stock and currently intend to retain all available funds and any future earnings to fund the development and expansion of our business. We do not anticipate paying any cash dividends to the holders of our Common Stock in the foreseeable future. Investors should not purchase our Common Stock with the expectation of receiving cash dividends. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Description of Capital Stock

The following description summarizes the material terms of our capital stock as of the date of this prospectus supplement. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), and our Third Amended and Restated Bylaws (“Bylaws”), and to the provisions of applicable Delaware law.

Common Stock

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “FBIO.” The last reported sale price of our Common Stock on September 19, 2024 was $1.84 per share.

The Company’s Certificate of Incorporation, as amended, authorizes the Company to issue up to 200,000,000 shares of $0.001 par value Common Stock, of which 22,587,038 shares were outstanding at June 30, 2024.

The terms, rights, preference and privileges of the Common Stock are as follows:

Voting Rights

Each holder of Common Stock is entitled to one vote per share of Common Stock held on all matters submitted to a vote of the stockholders, including the election of directors. The Company’s certificate of incorporation and bylaws do not provide for cumulative voting rights.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of the Company’s outstanding shares of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Company’s Board of Directors out of legally available funds.

Liquidation

In the event of the Company’s liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the Company’s debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preference

Holders of the Company’s Common Stock have no preemptive, conversion or subscription rights, and there is no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of the Company’s preferred stock that are or may be issued.

Fully Paid and Nonassessable

All of the Company’s outstanding shares of Common Stock are fully paid and nonassessable.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of shares of our Common Stock issued pursuant to this offering, or the “Shares.” The Shares are sometimes referred to in this section as our “securities.” This summary does not purport to be a complete analysis of all potential tax consequences relating to the purchase, ownership, exercise, lapse and disposition of our securities. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable U.S. state or local or non-U.S. tax laws are not discussed, nor is the potential application of the alternative minimum tax, the Medicare contribution tax on net investment income, or the special tax accounting rules under Section 451(b) of the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, exercise, lapse and disposition (as applicable) of our securities.

This discussion is limited to holders that hold our securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation::

•	holders that own or are deemed to own more than 5% of our capital stock;
•	certain former citizens or long-term residents of the United States;
•	persons for whom shares of our common constitute “qualified small business stock” within the meaning of Section 1202 of the Code;
•	persons holding our securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	persons deemed to sell our securities under the constructive sale provisions of the Code;
•	banks, insurance companies, and other financial institutions;
•	brokers, dealers or traders in securities or currencies;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•	tax-qualified retirement plans;
•	holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation; and
•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by one or more qualified foreign pension funds.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our securities, the tax treatment of a partner in such partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, EXERCISE, LAPSE AND DISPOSITION OF OUR SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY U.S. STATE OR LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Considerations Applicable to U.S. Holders

Definition of U.S. Holder

In general, a “U.S. holder” means a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•	a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Distributions of the Shares

As described in the section titled “Dividend Policy,” we do not anticipate declaring any cash dividends to holders of Common Stock in the foreseeable future. However, if we do make distributions (including constructive distributions as described below) on our Shares, such distributions will constitute dividends to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, and will be includible in your income as ordinary income when received. However, with respect to dividends received by individuals, such dividends generally are taxed under current law at applicable long-term capital gains rates, provided certain holding period requirements are satisfied. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. holder’s investment, up to such U.S. holder’s adjusted tax basis in the Shares. Any remaining excess will be treated as capital gain from the sale or exchange of such Shares, as applicable, subject to the tax treatment described below in “— Sale or Other Taxable Disposition of Our Securities.”

Sale or Other Taxable Disposition of Our Securities

Upon the sale, exchange or other taxable disposition of the Shares, a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon the sale, exchange or other taxable disposition and such U.S. holder’s adjusted tax basis in such securities. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such securities is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our securities (including constructive dividends) or receives proceeds from the sale or other taxable disposition of our securities. Certain U.S. holders are exempt from backup withholding, including C corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;
•	furnishes an incorrect taxpayer identification number;
•	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or
•	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Definition of Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our securities that is neither a U.S. holder (nor a partnership or an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

Distributions and Constructive Distributions

As described in the section titled “Dividend Policy,” we do not anticipate declaring any cash dividends to holders of Common Stock in the foreseeable future. However, if we do make distributions of cash or property on the Shares, such actual or deemed distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its Shares or pre- funded warrants, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition of Our Securities.”

Subject to the discussion below on effectively connected income, backup withholding and FATCA, dividends paid or deemed paid to a non-U.S. holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the actual or deemed dividends (or such lower rate specified by an applicable income tax treaty, provided the non-U.S. holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if withholding taxes are paid on behalf of a non-U.S. holder, those withholding taxes may be set off against payments of cash on the Shares or sales proceeds received by or other funds or assets of such non-U.S. holder. A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate of U.S. federal withholding tax, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaties.

If dividends paid or deemed paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States. Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Sale or Other Taxable Disposition of Our Securities

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our securities unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);
•	the non-U.S. holder is a nonresident alien individual present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•	we are, or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation”, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to United States persons (as defined in the Code). A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our worldwide real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or that we will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of the shares or Common Stock by a non-U.S. holder will not be subject to U.S. federal income tax if our Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such non-U.S. holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of distributions on our securities (and constructive distributions deemed paid) will not be subject to backup withholding, provided the non-U.S. holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions paid or deemed paid to the non-U.S. holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our securities within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the non-U.S. holder otherwise establishes an exemption. Proceeds of a disposition of our Common Stock or conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on actual or deemed dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our securities paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of actual or deemed dividends on our securities. Proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds from the sale or other disposition of our securities. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our securities.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, EXERCISE, LAPSE AND DISPOSITION OF OUR SECURITIES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

PRIVATE PLACEMENT TRANSACTIONS

Concurrently with the sale of Common Stock in this offering, we are also offering and selling to the same accredited investors in this offering Warrants to purchase shares of Common Stock at an exercise price equal to $1.84 per share (subject to standard adjustments for stock splits, stock dividend, rights offerings, pro rata distributions and certain anti-dilution adjustment rights). Additionally in a separate, exempt, unregistered concurrent private placement, our Chief Executive Officer will be purchasing shares of Common Stock and Warrants on substantially the same terms as the other purchasers in this offering, except that he will be purchasing the Warrants for $0.125 per Warrant and the shares at $1.84 per share, which is equal to the consolidated closing bid price immediately preceding the time we entered into the Securities Purchase Agreement. The Warrants will be exercisable six (6) months following the date of issuance and expire five (5) years from the date of issuance.

Neither the offer and sale of the Warrants and the Common Stock issuable upon the exercise of such Warrants, nor the offer and sale the shares of Common Stock, Warrants or shares of Common Stock issuable upon exercise of such warrants being sold to the Chief Executive Officer, are being registered under the Securities Act, such securities are not being offered pursuant to this prospectus supplement and the accompanying prospectus and such securities are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. Accordingly, the purchaser may only resell the Warrants and the shares of Common Stock issued upon exercise of the Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act. Similarly, the Chief Executive Officer may only resell the shares of Common Stock, Warrants and the shares of Common Stock issued upon exercise of the Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act. Under the Securities Purchase Agreements, we have agreed to register the shares of Common Stock underlying the Warrants for resale with the SEC.

The summary below is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the form of which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and the concurrent private placements and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Warrants

The following summary of certain terms and provisions of the Warrants is not complete and is subject to, and qualified in its entirety by the provisions of the Warrant, the form of which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and the concurrent private placements and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Exercisability

The Warrants are exercisable from the date that is six (6) months after the date of their issuance and at any time thereafter up to the date that is five and one-half (5 1/2) years from the date of issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the offer and sale of the shares of Common Stock underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the offer and sale of the shares of Common Stock underlying the Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation

A holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates and certain related parties) would beneficially own in excess of 4.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price

The exercise price per whole share of Common Stock purchasable upon exercise of the Warrants is equal to $1.84. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability

Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing.

We do not intend to list the Warrants on any securities exchange or nationally recognized trading system.

Fundamental Transactions

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder

Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the Warrant.

Governing Law

The Warrants are governed by New York law.

PLAN OF DISTRIBUTION

We are offering 3,939,394 shares of Common Stock, for gross proceeds of up to $6.5 million before deduction of placement agent commissions and offering expenses, in a best-efforts offering. There is no minimum amount of proceeds that is a condition to closing of this offering.

A.G.P./Alliance Global Partners (the “Placement Agent”) has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated September 19, 2024 (the “Placement Agency Agreement”). The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we may not sell the entire amount of securities being offered. We entered into a securities purchase agreement directly with the institutional investors who purchased our securities in this offering. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering (and the issuance of the Warrants, which are not being offering herein, but are being issued in a separate concurrent offering, exempt from registration under the Securities Act).

The Placement Agent also acted as our placement agent in the concurrent private placements.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about September 23, 2024.

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Placement Agent Fees, Commissions and Expenses

We have agreed to pay the Placement Agent a cash placement commission equal to seven percent (7.0%) of the gross proceeds raised in this offering. In addition, we agree to reimburse the Placement Agent for certain of its expenses, including its reasonable fees and expenses of counsel up to $75,000. We have also agreed to pay a non-accountable expense allowance to the Placement Agent equal to $10,000.

The following table shows the public offering price per share and total placement agent fees we will pay to the Placement Agent in connection with the sale of securities pursuant to this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Offering price	$1.65	$6,500,000
Placement agent fees(1)	$0.1155	$443,450
Proceeds, before expenses, to us(1)	$1.5345	$6,056,550

(1) We have agreed to pay the Placement Agent a cash placement commission equal to 7.0% of the aggregate proceeds from the sale of the shares of Common Stock sold in this offering, except for the sale of certain shares of Common Stock. We have also agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering.

(2) The amount of the offering proceeds to us presented in this table does not take into account the proceeds from our concurrent private placements or the exercise of any of the Warrants being issued in the concurrent private placements.

After deducting certain fees and expenses due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $6.0 million.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares underlying the warrants sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and
•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Placement Agent or by an affiliate of the Placement Agent. Other than this prospectus supplement and the accompanying prospectus, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors.

Other Information

The foregoing does not purport to be a complete statement of the terms and conditions of the Placement Agency Agreement and the securities purchase agreement. A copy of the form of securities purchase agreement with the purchasers will be included as an exhibit to our Current Report on Form 8-K to be filed with the SEC in connection with this offering and the concurrent private placements and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. See “Incorporation of Certain Documents by Reference” and “Where You Can Find Additional Information.”

Determination of Offering Price and Exercise Price

The public offering price of the securities we are offering, were negotiated between us and the investors in the offering based on the trading of our Common Stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, we, any successor, our directors, executive officers and employees have agreed to not, subject to certain exceptions, for a period of sixty (60) days from the date of “lock-up” agreements (a) offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any Common Stock (including, without limitation, Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock; (b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; (c) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company; or (d) publicly disclose the intention to do any of the foregoing.

This lock-up provision applies to Common Stock and to securities convertible into or exchangeable or exercisable for Common Stock. It also applies to Common Stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit, among other things and subject to restrictions, the issuance of Common Stock upon the exercise of outstanding stock options and warrants or other outstanding convertible securities.

Tail

In the event that any investors (excluding certain exempt investors) that were contacted by the Placement Agent or were introduced to the Company by the Placement Agent during the term of our engagement with the Placement Agent provide any capital to us in any public or private offering or other financing or capital raising-transaction of any kind that is consummated within four (4) months following the termination or expiration of the Placement Agency Agreement with the Placement Agent, we shall pay the Placement Agent the cash compensation provided above on the gross proceeds from such investors.

Certain Participation

In a separate, exempt, unregistered concurrent private placement, our Chief Executive Officer will be purchasing shares of Common Stock and Warrants on substantially the same terms as the other purchasers in this offering, except that he will be purchasing the Warrants for $0.125 per Warrant and the shares at a price per share equal to the consolidated closing bid price immediately preceding the time we entered into the Securities Purchase Agreement.

Other Relationships

The Placement Agent and certain of its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees; however, except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent or any of its affiliates.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is VStock Transfer, LLC.

Listing

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “FBIO.”

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by Section 145 of the General Corporation Law of Delaware and our amended and restated bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered hereby will be passed upon for us by Troutman Pepper Hamilton Sanders LLP, Charlotte, North Carolina. Thompson Hine LLP, New York, New York, is counsel for the Placement Agent in connection with this offering.

EXPERTS

The consolidated financial statements of Fortress Biotech, Inc. as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference in this prospectus supplement, in reliance on the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as expert in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. The SEC’s Internet website address is www.sec.gov. Our Internet website address is www.fortressbiotech.com.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of our securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any contract or any other document to which reference is made are not necessarily complete, and, in each instance where a copy of a contract or other document has been filed as an exhibit to the registration statement, reference is made to the copy so filed, each of those statements being qualified in all respects by the reference. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are available on our Internet website, www.fortressbiotech.com and on the SEC’s website at www.sec.gov. We have not incorporated by reference into this prospectus supplement the information on, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it into our registration statement of which this prospectus supplement is a part, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC and incorporate by reference will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and all future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement, until the termination of the offering of securities described in the applicable prospectus supplement.

We hereby incorporate by reference the following documents:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 28, 2024 (the “2023 Form 10-K”);

(b)	The information specifically incorporated by reference into our 2023 Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2024;

(c)	Our Quarterly Reports on Form 10-Q, for the quarterly periods ended March 31, 2024 and June 30, 2024, filed with the SEC on May 15, 2024 and August 13, 2024 respectively;

(d)	Our Current Reports on Form 8-K filed with the SEC on January 3, 2024, January 26, 2024, May 29, 2024, June 25, 2024, June 28, 2024, July 5, 2024, July 19, 2024 and July 25, 2024; and

(e)	The description of our Common Stock included in our registration statements on Form 8-A12B, filed with the SEC on December 7, 2011 and November 7, 2017, and any amendment or report filed for the purpose of further updating such descriptions.

Any statement contained in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents in writing to: Fortress Biotech, Inc., 1111 Kane Concourse, Suite 301, Bay Harbor Islands, FL 33154, Attention: Corporate Secretary, Tel: 781-652-4500. These documents are also available on the Investors section of our website, which is located at www.fortressbiotech.com, or as described under “Where You Can Find Additional Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

$50,000,000

Common Stock
Preferred Stock
Warrants

Debt Securities

Units

The following are types of securities that we may offer, issue and sell from time to time, together or separately:

•	shares of our common stock;
•	shares of our preferred stock;
•	warrants;
•	debt securities; and
•	units consisting of any combination of our common stock, preferred stock, warrants or debt securities.

We may offer these securities in amounts, at prices, and on terms determined at the time of offering, up to an aggregate amount of $50 million; however, as of the date of this prospectus, under the limitations described below, we are currently only eligible to sell approximately $9.9 million of securities. We may sell these securities directly to you through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell these securities, we will name them and describe their compensation in a prospectus supplement. See “Plan of Distribution.” You should read this prospectus and any prospectus supplement carefully before you invest.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully, together with additional information described under the heading “Where You Can Find More Information,” before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is traded on The Nasdaq Capital Market under the symbol “FBIO.” On May 29, 2024, the per share closing price of our common stock as reported on The Nasdaq Capital Market was $1.82 per share. Our 9.375% Series A Perpetual Preferred Stock is listed for trading on the Nasdaq Capital Market under the symbol “FBIOP.”

The aggregate market value of our outstanding common stock held by non-affiliates is approximately $33,119,478, which was calculated in accordance with General Instruction I.B.6 of Form S-3, based on 19,916,124 shares of common stock outstanding as of May 13, 2024, of which 4,653,692 shares are held by non-affiliates, at the closing share price of $2.17 on March 27, 2024, which was the highest closing price of our common stock reported on the The Nasdaq Capital Market within the last 60 days prior to the date of this filing.

In this prospectus we are offering up to $50 million of securities; however, pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a primary public offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates in the twelve month period prior to the date of the sale of any such securities, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75.0 million. As of the date of this prospectus, under such rules and including our prior sales within the twelve-month period, we are only eligible to sell up to approximately $9.9 million, of securities, until our circumstances, as described, change.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 7 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 30, 2024.

ABOUT THIS PROSPECTUS

In this prospectus, unless the context suggests otherwise, references to “Fortress Biotech,” “Fortress,” the “Company,” “we,” “us” and “our” refer to Fortress Biotech, Inc.

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission. By using a shelf registration statement, we may sell our securities, as described in this prospectus, from time to time in one or more offerings. This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the terms of such offering. The prospectus or prospectus supplement may also add, update or change information contained in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that may be important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus and/or incorporated by reference herein. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information in our filings with the Securities and Exchange Commission (“SEC”) incorporated by reference into this prospectus.

Our Business

Overview

Fortress Biotech, Inc. (“Fortress” or the “Company”) is a biopharmaceutical company focused on acquiring and advancing assets to enhance long-term value for shareholders through product revenue, equity holding and dividend and royalty revenue streams. Fortress works in concert with its extensive network of key opinion leaders to identify and evaluate promising products and product candidates for potential acquisition. We have executed arrangements in partnership with some of the world’s foremost universities, research institutes and pharmaceutical companies, including City of Hope National Medical Center, Fred Hutchinson Cancer Center, Dana-Farber Cancer Institute, Nationwide Children’s Hospital, Cincinnati Children’s Hospital Medical Center, Columbia University, the University of Pennsylvania, AstraZeneca plc., and Dr. Reddy’s Laboratories, Ltd.

Business Strategy

Following the exclusive license or other acquisition of the intellectual property underpinning a product or product candidate, Fortress leverages its business, scientific, regulatory, legal and financial expertise to help the partners achieve their goals. Partner companies then assess a broad range of strategic arrangements to accelerate and provide additional funding to support research and development, including joint ventures, partnerships, out-licensings, and public and private financings. To date, four partner companies are publicly-traded, and three have consummated strategic partnerships with industry leaders AstraZeneca plc, as successor-in-interest to Alexion Pharmaceuticals, Inc. (“AstraZeneca”), and Sentynl Therapeutics, Inc. (“Sentynl”).

Our subsidiary and partner companies that are pursuing development and/or commercialization of biopharmaceutical products and product candidates are: Avenue Therapeutics (Nasdaq: ATXI, “Avenue”), Baergic Bio, Inc. (“Baergic”, a subsidiary of Avenue), Cellvation, Inc. (“Cellvation”), Checkpoint Therapeutics, Inc. (Nasdaq: CKPT, “Checkpoint”), Cyprium Therapeutics, Inc. (“Cyprium”), Helocyte, Inc. (“Helocyte”), Journey Medical Corporation (Nasdaq: DERM, “Journey” or “JMC”), Mustang Bio, Inc. (Nasdaq: MBIO, “Mustang”), Oncogenuity, Inc. (“Oncogenuity”) and Urica Therapeutics, Inc. (“Urica”).

Corporate Information

Our principal executive offices are located at 1111 Kane Concourse Suite 301 Bay Harbor Islands, FL 33154, and our telephone number is 781-652-4500. We maintain a website on the Internet at www.fortressbiotech.com and our e-mail address is info@fortressbiotech.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Exchange Act are available, free of charge, under the Investor Relations tab of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC also maintains an Internet website located at www.sec.gov that contains the information we file or furnish electronically with the SEC. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

FORWARD-LOOKING STATEMENTS

This prospectus contains predictive or “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of current or historical fact contained in this prospectus, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “should,” “would” and similar expressions, as they relate to us, are intended to identify forward-looking statements.

These statements are based on current expectations, estimates and projections made by management about our business, our industry and other conditions affecting our financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties. Factors that could cause such outcomes and results to differ include, but are not limited to, risks and uncertainties arising from:

•	our growth strategy;
•	financing and strategic agreements and relationships;
•	our need for substantial additional funds and uncertainties relating to financings;
•	our ability to identify, acquire, close and integrate product candidates successfully and on a timely basis;
•	our ability to attract, integrate and retain key personnel;
•	the early stage of products under development;
•	the results of research and development activities;
•	uncertainties relating to preclinical and clinical testing;
•	our ability to obtain regulatory approval for products under development;
•	our ability to successfully commercialize products for which we receive regulatory approval;
•	the ability to secure and maintain third-party manufacturing, marketing and distribution of our and our partner companies’ products and product candidates;
•	government regulation;
•	patent and intellectual property matters; and
•	competition.

Any forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this prospectus, except as required by applicable law. Investors should evaluate any statements made by us in light of these important factors. We qualify all of our forward-looking statements by these cautionary statements. In addition, with respect to all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes and working capital requirements, which may include, among other things, the advancement of our product candidates to obtain regulatory approval from the FDA, and in the event of FDA approval of our product candidates, towards the milestone payments due to our licensor and supplier upon FDA approval of our product candidates. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures, and we have no current plans with respect to acquisitions as of the date of this prospectus. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in a variety of securities, including commercial paper, government and non-government debt securities and/or money market funds that invest in such securities.

DESCRIPTION OF SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.  This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms of our capital stock as of the date of this prospectus. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), and our Third Amended and Restated Bylaws (“Bylaws”), and to the provisions of applicable Delaware law.

Our authorized capital stock consists of 200,000,000 shares of $0.001 par value common stock (“Common Stock”) and 15,000,000 shares of preferred stock, with $0.001 par value, of which 5,000,000 have been designated as 9.375% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”) and the remainder of which are undesignated preferred stock.

As of May 13, 2024, there were 19,916,124 shares of our Common Stock outstanding and 3,427,138 shares of our Series A Preferred Stock are issued and outstanding.

Common Stock

The Company’s certificate of incorporation, as amended, authorizes the Company to issue up to 200,000,000 shares of Common Stock. Our Common Stock is traded on The Nasdaq Capital Market under the symbol “FBIO.”

The terms, rights, preference and privileges of the Common Stock are as follows:

Voting Rights

Each holder of Common Stock is entitled to one vote per share of Common Stock held on all matters submitted to a vote of the stockholders, including the election of directors. The Company’s certificate of incorporation and bylaws do not provide for cumulative voting rights.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of the Company’s outstanding shares of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by the Company’s Board of Directors out of legally available funds.

Liquidation

In the event of the Company’s liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the Company’s debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preference

Holders of the Company’s Common Stock have no preemptive, conversion or subscription rights, and there is no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of the Company’s preferred stock that are or may be issued.

Fully Paid and Nonassessable

All of the Company’s outstanding shares of Common Stock are fully paid and nonassessable.

Anti-Takeover Effects of Various Provisions of Delaware Law and Fortress Biotech’s Certificate of Incorporation and Bylaws

Provisions of the General Corporation Law of the State of Delaware (“DGCL”) and our Certificate of Incorporation and Bylaws could make it more difficult to acquire Fortress Biotech by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, including those summarized below, may encourage certain types of coercive takeover practices and takeover bids.

Delaware Anti-Takeover Statute.  In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. However, our Certificate of Incorporation provides that we are not subject to the anti-takeover provisions of Section 203 of the DGCL.

Removal. Subject to the rights of any holders of any outstanding series of our preferred stock, stockholders may remove our directors with or without cause, by a vote of the stockholders. Removal will require the affirmative vote of holders of a majority of our voting stock.

Size of Board and Vacancies. Our Bylaws provide that the number of directors be fixed exclusively by the board of directors. Any vacancies may only be filled by a majority of the remaining directors, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on our board of directors will be appointed until the next annual meeting and until his or her successor has been elected and qualified.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of its board of directors or a committee of our board of directors.

Undesignated Preferred Stock. Our board of directors is authorized to issue up to 15,000,000 shares of preferred stock without additional stockholder approval, which preferred stock could have voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of Common Stock. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without any action by the Company’s stockholders.

Limitation on Liability of Directors and Indemnification of Directors and Officers

Elimination of Liability of Directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and our Certificate of Incorporation includes such an exculpation provision. Our Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, no director will be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. While our Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate this duty. Accordingly, our Certificate of Incorporation has no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care. The provisions apply to an officer of Fortress Biotech only if he or she is a director of Fortress Biotech and is acting in his or her capacity as director, and do not apply to officers of Fortress Biotech who are not directors.

Indemnification of Directors, Officers and Employees. Our Bylaws require us to indemnify any person who was or is a party or is threatened to be made a party to, or was otherwise involved in, a legal proceeding by reason of the fact that he or she is or was a director, officer or employee or agent of Fortress Biotech or, while a director, officer or employee of Fortress Biotech, or is or was serving at the request of Fortress Biotech as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Fortress Biotech and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, would not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of Fortress Biotech and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. We are authorized under our Bylaws to carry directors’ and officers’ insurance protecting us, any director, officer or employee or agent of ours or, against any expense, liability or loss, whether or not we have the power to indemnify the person under the DGCL. We may, to the extent authorized from time to time, indemnify any of our agents to the fullest extent permitted with respect to directors, officers and employees in our Bylaws.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of fiduciary duty. These provisions also may reduce the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. By its terms, the indemnification provided for in our Bylaws is not exclusive of any other rights that the indemnified party may be or become entitled to under any law, agreement, vote of stockholders or directors, provisions of our Certificate of Incorporation or Bylaws or otherwise. Any amendment, alteration or repeal of our Bylaws’ indemnification provisions is, by the terms of our Bylaws, prospective only and will not adversely affect the rights of any indemnity in effect at the time of any act or omission occurring prior to such amendment, alteration or repeal.

DESCRIPTION OF PREFERRED STOCK

Series A Preferred Stock

On October 26, 2017, the Company designated 5,000,000 shares of preferred stock as Series A Cumulative Redeemable Perpetual Preferred Stock, or Series A Preferred Stock. The Company currently has 15,000,000 authorized shares of preferred stock. As of May 13, 2024, there were 3,427,138 shares of our Series A Preferred Stock outstanding. Our Series A Preferred Stock is traded on The Nasdaq Capital Market under the symbol “FBIOP.” The last reported sale price of our Series A Preferred Stock on May 15, 2024 was $15.92 per share.

Voting Rights

Except as may be otherwise required by law, the voting rights of the holders of the Series A Preferred Stock are limited to the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of the Series A Preferred Stock outstanding at the time in connection with the: (1) authorization or creation, or increase in the authorized or issued amount of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassification of any of the Company’s authorized capital stock into such shares, or creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such shares; or (2) amendment, alteration, repeal or replacement of the Company’s certificate of incorporation, including by way of a merger, consolidation or otherwise in which the Company may or may not be the surviving entity, so as to materially and adversely affect and deprive holders of Series A Preferred Stock of any right, preference, privilege or voting power of the Series A Preferred Stock.

Dividends

Dividends on Series A Preferred Stock accrue daily and will be cumulative from, and including, the date of original issue and shall be payable monthly at the rate of 9.375% per annum of its liquidation preference, which is equivalent to $2.34375 per annum per share. The first dividend on Series A Preferred Stock sold in the offering was payable on December 31, 2017 (in the amount of $0.299479 per share) to the holders of record of the Series A Preferred Stock at the close of business on December 15, 2017 and thereafter for each subsequent quarter in the amount of $0.5839375 per share. The Company paid $8.03 million in dividends in each of the years ended December 31, 2023 and 2022.

No Maturity Date or Mandatory Redemption

The Series A Preferred Stock has no maturity date, and the Company is not required to redeem the Series A Preferred Stock. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely unless the Company decides to redeem it pursuant to its optional redemption right or its special optional redemption right in connection with a Change of Control (as defined below), or under the circumstances set forth below under “ – Limited Conversion Rights Upon a Change of Control” and elect to convert such Series A Preferred Stock. The Company is not required to set aside funds to redeem the Series A Preferred Stock.

Optional Redemption

Since December 15, 2022, the Series A Preferred Stock has been redeemable in whole or in part (at the Company’s option) any time on or after December 15, 2022, upon not less than 30 days nor more than 60 days’ written notice by mail prior to the date fixed for redemption thereof, for cash at a redemption price equal to $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date.

Special Optional Redemption

Upon the occurrence a Change of Control (as defined below), the Company may redeem the shares of Series A Preferred Stock, at its option, in whole or in part, within one hundred twenty (120) days of any such Change of Control, for cash at $25.00 per share, plus accumulated and unpaid dividends (whether or not declared) to, but excluding, the redemption date. If, prior to the Change of Control conversion date, the Company has provided notice of its election to redeem some or all of the shares of Series A Preferred Stock (whether pursuant to the Company’s optional redemption right described above under “Optional Redemption” or this special optional redemption right), the holders of shares of Series A Preferred Stock will not have the Change of Control conversion right with respect to the shares of Series A Preferred Stock called for redemption. If the Company elects to redeem any shares of the Series A Preferred Stock as described in this paragraph, the Company may use any available cash to pay the redemption price.

A “Change of Control” is deemed to occur when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of the Company’s stock entitling that person to exercise more than 50% of the total voting power of all the Company’s stock entitled to vote generally in the election of the Company’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither the Company nor the acquiring or surviving entity has a class of common equity securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE American LLC or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or the Nasdaq Stock Market.

Conversion, Exchange and Preemptive Rights

Except as described below under “– Limited Conversion Rights upon a Change of Control,” the Series A Preferred Stock is not subject to preemptive rights or convertible into or exchangeable for any other securities or property at the option of the holder.

Limited Conversion Rights upon a Change of Control

Upon the occurrence of a Change of Control, each holder of shares of Series A Preferred Stock will have the right (unless, prior to the Change of Control Conversion Date, the Company has provided or provides irrevocable notice of its election to redeem the Series A Preferred Stock as described above under “– Optional Redemption,” or “– Special Optional Redemption”) to convert some or all of the shares of Series A Preferred Stock held by such holder on the Change of Control Conversion Date, into the Common Stock Conversion Consideration, which is equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock plus the amount of any accumulated and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (such quotient, the “Conversion Rate”); and

•	0.87032 shares of Common Stock, subject to certain adjustments.

In the case of a Change of Control pursuant to which the Common Stock will be converted into cash, securities or other property or assets, a holder of Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Change of Control.

Notwithstanding the foregoing, the holders of shares of Series A Preferred Stock will not have the Change of Control Conversion Right if the acquiror has shares listed or quoted on the NYSE, the NYSE American LLC or Nasdaq Stock Market or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American LLC or Nasdaq Stock Market, and the Series A Preferred Stock becomes convertible into or exchangeable for such acquiror’s listed shares upon a subsequent Change of Control of the acquiror.

Liquidation Preference

In the event the Company liquidates, dissolves or is wound up, holders of the Series A Preferred Stock will have the right to receive $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of payment, before any payment is made to the holders of the Common Stock.

Ranking

The Series A Preferred Stock will rank, with respect to rights to the payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up, (1) senior to all classes or series of the Common Stock and to all other equity securities issued by the Company other than equity securities referred to in clauses (2) and (3); (2) on a par with all equity securities issued by the Company with terms specifically providing that those equity securities rank on a par with the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up; (3) junior to all equity securities issued by the Company with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (4) junior to all of the Company’s existing and future indebtedness.

Undesignated Preferred Stock

The undesignated preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to issue any and all of the available shares of preferred stock in one or more series, and to fix the number of shares and to determine or alter for each series of preferred stock authorized, the voting powers, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions for each series, as stated in the resolution or resolutions adopted by our board of directors that provides for the issuance of such shares of preferred stock and as may be permitted by the DGCL. Our board of directors is also authorized under our certificate of incorporation to increase or decrease the number of shares of any series of preferred stock after the issuance of shares of that series of preferred stock, but not below the number of shares of such series of preferred stock then outstanding. If the number of shares of any series of preferred stock is decreased in accordance with the foregoing sentence, the shares of preferred stock so decreased will return to the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series of preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our Common Stock and/or preferred stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;
•	the aggregate number of warrants offered;
•	the designation, number and terms of the shares of Common Stock or preferred stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
•	the exercise price of the warrants;
•	the dates or periods during which the warrants are exercisable;
•	the designation and terms of any securities with which the warrants are issued;
•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	any terms relating to the modification of the warrants;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•	any other specific terms of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior, subordinated or junior subordinated and may be convertible into shares of Common Stock or preferred stock. We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act.

The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

Debt Securities

The aggregate principal amount of debt securities that may be issued under an applicable indenture is unlimited, subject only to the aggregate amount of the offering registered under the registration statement of which this prospectus forms a part. The debt securities may be issued in one or more series as may be authorized from time to time pursuant to a supplemental indenture entered into between us and the trustee or an order delivered by us to the trustee. For each series of debt securities we offer, a prospectus supplement accompanying this prospectus will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:

•	title and aggregate principal amount;
•	whether the debt securities will be senior, subordinated or junior subordinated;
•	applicable subordination provisions, if any;
•	provisions regarding whether the debt securities will be convertible or exchangeable into other securities or property of the Company or any other person;
•	percentage or percentages of principal amount at which the debt securities will be issued;
•	maturity date(s);
•	interest rate(s) or the method for determining the interest rate(s);
•	whether interest on the debt securities will be payable in cash or additional debt securities of the same series;
•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;
•	whether the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;
•	redemption, repurchase or early repayment provisions, including our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•	if other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;
•	authorized denominations;
•	form;
•	amount of discount or premium, if any, with which the debt securities will be issued, including whether the debt securities will be issued as “original issue discount” securities;
•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;
•	where the debt securities may be presented for registration of transfer, exchange or conversion;
•	the place or places where notices and demands to or upon the Company in respect of the debt securities may be made;
•	whether the debt securities will be issued in whole or in part in the form of one or more global securities;
•	if the debt securities will be issued in whole or in part in the form of a book-entry security, the depository or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;
•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;
•	the guarantors, if any, of the debt securities, and the extent of the guarantees and any additions or changes to permit or facilitate guarantees of such debt securities;

•	any covenants applicable to the particular debt securities being issued;
•	any defaults and events of default applicable to the debt securities, including the remedies available in connection therewith;
•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
•	time period within which, the manner in which and the terms and conditions upon which the Company or the purchaser of the debt securities can select the payment currency;
•	securities exchange(s) on which the debt securities will be listed, if any;
•	whether any underwriter(s) will act as market maker(s) for the debt securities;
•	extent to which a secondary market for the debt securities is expected to develop;
•	provisions relating to defeasance;
•	provisions relating to satisfaction and discharge of the indenture;
•	any restrictions or conditions on the transferability of the debt securities;
•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	any addition or change in the provisions related to compensation and reimbursement of the trustee;
•	provisions, if any, granting special rights to holders upon the occurrence of specified events;
•	whether the debt securities will be secured or unsecured, and, if secured, the terms upon which the debt securities will be secured and any other additions or changes relating to such security; and
•	any other terms of the debt securities that are not inconsistent with the provisions of the Trust Indenture Act (but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

One or more series of debt securities may be sold as “original issue discount” securities. These debt securities would be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities will be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue, in one more series, units comprised of shares of our Common Stock and/or preferred stock, warrants to purchase Common Stock and/or preferred stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions of the governing unit agreement that differ from those described herein; and
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our Common Stock, preferred stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our Common Stock, warrants and/or debt securities.

PLAN OF DISTRIBUTION

We may sell the securities covered in this prospectus in one or more of the following ways:

•	through underwriters or dealers;
•	in short or long transactions;
•	directly to a limited number of purchasers or to a single purchaser;
•	through agents, including via an at-the-market program; or
•	through a combination of any of these methods of sale.

Each time that we use this prospectus to sell securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of any securities underwritten or purchased by each of them; and
•	the purchase price of the securities being offered and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of securities. Only underwriters named in the applicable prospectus supplement shall be underwriters of the securities offered thereby.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified applicable date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (“Securities Act”), or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

At-the-Market Offerings

Upon written instruction from us, after entering into a distribution agency agreement with us, a sales agent may use its commercially reasonable efforts to sell on our behalf, as our agent, the shares of Common Stock offered as agreed upon by us and the sales agent. We will designate the maximum amount of shares of Common Stock to be sold through the sales agent, on a daily basis or otherwise as we and the sales agent agree. Subject to the terms and conditions of the applicable distribution agency agreement, the sales agent will use its commercially reasonable efforts to sell, as our sales agent and on our behalf, all of the designated shares of Common Stock. We may instruct the sales agent not to sell shares of Common Stock if the sales cannot be effected at or above the price designated by us in any such instruction. We may suspend the offering of shares of Common Stock under any distribution agency agreement by notifying the sales agent. Likewise, the sales agent may suspend the offering of shares of Common Stock under the applicable distribution agency agreement by notifying us of such suspension.

We also may sell shares to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate agreement setting forth the terms of such transaction or such sales may be provided for in the distribution agreement described above.

It is contemplated that the distribution agreements entered into with sales agents will allow such sales agents to make sales in privately negotiated transactions and/or under any other method permitted by law, including sales deemed to be an "at-the-market" offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on The Nasdaq Capital Market, the existing trading market for our Common Stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our Common Stock, the amounts underwritten, and the nature of its obligations to take our Common Stock will be described in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Troutman Pepper Hamilton Sanders LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offerings.

EXPERTS

The consolidated financial statements of Fortress Biotech, Inc. as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference in this prospectus in reliance on the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file reports with the SEC on an annual basis using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Additionally, the SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC's website address is http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at www.fortressbiotech.com. Our stock is quoted on The Nasdaq Capital Market under the symbol “FBIO”. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus and any supplements to this prospectus. The information incorporated by reference is considered to be part of this prospectus and any supplements to this prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial registration statement, as amended, and prior to effectiveness of the registration statement, and (2) after the date of this prospectus and prior to the termination of this offering. Such information will automatically update and supersede the information contained in this prospectus and the documents listed below; provided, however, that we are not, unless specifically indicated, incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K, whether listed below or filed in the future, or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

a)	Our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 28, 2024 (the “2023 Form 10-K”);

b)	the information specifically incorporated by reference into the 2023 Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2024;

c)	Our Quarterly Report on Form 10-Q, for the quarterly period ended March 31, 2024, filed with the SEC May 15, 2024;

d)	Our Current Reports on Form 8-K filed with the SEC on January 3, 2024, January 26, 2024 and May 29, 2024; and

e)	The description of our Common Stock included in our registration statements on Form 8-A12B, filed with the SEC on December 7, 2011 and November 7, 2017, and any amendment or report filed for the purpose of further updating such descriptions.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to and after the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We will furnish without charge to any person (including any beneficial owner) a copy of any or all of the documents incorporated by reference, including exhibits to these documents, upon written or oral request. Direct your request to: Corporate Secretary, Fortress Biotech, Inc., 1111 Kane Concourse, Suite 301, Bay Harbor Islands Florida 33154, or (781) 652-4500.

3,939,394 Shares of Common Stock

PROSPECTUS SUPPLEMENT

September 19, 2024

A.G.P.